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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
TippingPoint Technologies, Inc.:


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2001 related to the financial statements of TippingPoint Technologies, Inc., formerly named Netpliance, Inc., included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                          /s/ KPMG LLP


Austin, Texas
August 23, 2001